UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 21, 2018

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851-1056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(c)    On June 21, 2018, Xerox Corporation (the “Company”) announced the appointment of Steven J. Bandrowczak as the Company’s new President and Chief Operations Officer, effective June 25, 2018. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Bandrowczak, 57, joins the Company from Alight Solutions, where he was the chief operating officer and chief information officer, responsible for the company’s global supply chain, shared services, product development, transformation office, accounts payable, I/T strategy and operations, enterprise risk management and real estate.

Prior to his experience at Alight Solutions, Mr. Bandrowczak was the president of Telecommunication Media and Technology at Sutherland Global Services. He previously served as the senior vice president for Global Business Services at Hewlett-Packard Enterprises, where he transformed its 16,000-employee shared service organization into a highly efficient operation with a focus on automation, business intelligence and labor optimization.

Compensation Arrangements

The Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the following compensation for Mr. Bandrowczak: (a) an annual base salary of $525,000, (b) eligibility for an annual bonus with a target award equal to 100% of base salary, prorated for 2018 employment; and (c) eligibility for a prorated annual long-term incentive award for 2018, with a grant value of $1,312,500, and (d) participation in the Company’s retirement, health and welfare, vacation and other benefit programs. The target grant value for Mr. Bandrowczak’s annual long-term incentive award for 2019 will be $1,750,000.

The Compensation Committee approved the following one-time payment and equity awards to Mr. Bandrowczak in connection with his joining the Company to compensate him for compensation that he will forego from his prior employer: (a) a cash payment of $300,000, to be made within 30 days of his start date, and (b) an equity award of Restricted Stock Units (“RSUs”), expected to be granted on July 1, 2018, with a grant value of $2,200,000 calculated pursuant to the Company’s valuation methodology. The RSUs will fully vest on the second anniversary of the grant.

Mr. Bandrowczak’s employment with the Company is at will.

Item 7.01.	Regulation FD Disclosure.

The Company sent a letter to FUJIFILM Holdings Corporation on June 25, 2018, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K and in Exhibit 99.2 shall not be deemed “filed” with the Commission for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Registrant’s Press Release, dated June 21, 2018

99.2	Registrant’s Letter to FUJIFILM Holdings Corporation, dated June 25, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s Press Release, dated June 21, 2018

99.2	Registrant’s Letter to FUJIFILM Holdings Corporation, dated June 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX CORPORATION

By:	/s/ Douglas H. Marshall
Name: Douglas H. Marshall
Title: Assistant Secretary

Date: June 25, 2018